Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Alexander's, Inc.'s Omnibus Stock Plan of our report dated March 17, 1998, appearing in the Annual Report on Form 10-K of Alexander's Inc. for the year ended December 31, 1997, and our report dated February 6, 1998, appearing in Alexander's Annual Report on Form 10-K of Kings Plaza Shopping Center and Marina for the year ended December 31, 1997.


                                        /s/ Deloitte & Touche LLP
Parsippany, New Jersey
May 27, 1998